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                                                                    Exhibit 21.1

                             List of Subsidiaries


                                     Juridiction of
                                     Organization                 Ownership
     Subsidiary                      --------------               ---------
     ----------

Sohu ITC Information                People's Republic               100%
Technology (Beijing) Co., Ltd.         of China